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                                                                Exhibit 10.7(b)


                             FIRST AMENDMENT TO THE
                    DEFERRED COMPENSATION PLAN FOR DIRECTORS
                                       OF
                  BANC ONE CORPORATION AND BANC ONE AFFILIATES

         The following amendment is hereby made to the Deferred Compensation Plan for Directors of BANC ONE CORPORATION and BANC ONE Affiliates (the "Plan"), effective August 15, 1996.

         1. The following definition for BANC ONE Insider shall be added to the end of Section 2:

                  "(k) BANC ONE Insider means any person who is required to file reports of his beneficial ownership of BANC ONE CORPORATION capital stock with the Securities and Exchange Commission pursuant to Section 16(a) of the Securities and Exchange Act of 1934."

         2. Section 8 shall be deleted in its entirety and replaced with the following new Section 8:

                  "8. TRANSFERS OF PRIOR DEFERRALS: During the annual election period, any Director who is not a BANC ONE Insider may elect to transfer prior deferral amounts from one portfolio to another, such transfer to be effective December 31st of the year in which the election is made. The election to transfer prior deferral amounts must be received by the Plan Administrator by the last business day prior to December 31st, in order to be effective on December 31st. Any such transfer will be valued as of the last business day prior to December 31st. No prior deferral amounts may be transferred into or out of the BANC ONE Stock Program by a BANC ONE Insider without the express approval of BANC ONE CORPORATION or the person(s) designated to administer the Plan. Such approval will be allowed when, in the judgment of BANC ONE CORPORATION or such appointed person(s), such transfer of previously allocated funds will not (i) as a result of Discretionary Transactions elected by the BANC ONE Insider (as that term is used in Rule 16b-3 of the Securities and Exchange Commission) under the Plan and all other BANC ONE CORPORATION employee benefit plans, subject such person to potential liability under
                  Section 16(b) of the Securities and Exchange Act of 1934; (ii) subject such person or BANC ONE CORPORATION to potential liability under other Securities and Exchange Commission rules; or (iii) jeopardize or make less likely the ability to properly account for a transaction in which BANC ONE CORPORATION is participating and which BANC ONE CORPORATION wishes to account for as a pooling of interests as a "pooling of interests".


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         3.       The remainder of said Plan shall be as stated.



                                                BANC ONE CORPORATION


                                                /s/ Roman J. Gerber
                                                -------------------------------
                                                Roman Gerber

                                                Title: Executive Vice President
                                                        and Secretary
                                                      -------------------------